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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on Form
S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and
333-08573), and Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-14115,
and 333-14613), of our report dated July 13, 1996, on our audit of the combined balance sheet of The Orange Group (consisting of Orange Waste, Recycling & Materials, Inc., Orange Soil Cement, Inc., Orange Trucking, Inc.
and Orange Transportation Corp.), as of December 31, 1995, and the related combined statements of operations, retained earnings, and cash flows for the year then ended, which is included in this Current Report on Form 8-K/A.

                                           OSBURN, HENNING AND COMPANY

Orlando, Florida
November 13, 1996